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                                                                  EXHIBIT 10.21

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT is made this 21 day of January, 2002 between PINELLAS COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a Special District created pursuant to Part III, Chapter 159, Florida Statutes, d/b/a PINELLAS COUNTY ECONOMIC DEVELOPMENT AUTHORITY, hereinafter referred to as "LESSOR," and LIQUIDMETAL(TM) TECHNOLOGIES, a California corporation, hereinafter referred to as "LESSEE."

                                  WITNESSETH:

         1. PREMISES: In consideration of the rent hereinafter agreed to be paid by LESSEE to LESSOR, and in consideration of the covenants of the respective parties hereto, each to the other to be performed by them at the time and in the manner hereinafter provided, LESSOR does hereby lease and let unto the LESSEE, and LESSEE does hereby hire from LESSOR, those certain Premises at 7887 Bryan Dairy Road, Largo, Pinellas County, Florida 33777, as described in Exhibit "A" attached hereto and made a part hereof.

         2. TERM AND RENTAL: This Lease shall be for an initial term of five (5) years commencing upon the later of (i) May 1, 2002 or (ii) the completion of the Premises to allow Tenant the functional usage of the Premises, but in no event later than July 1, 2002, with rent accruing thereupon and ending on the 5th Year Anniversary, 2007. LESSEE shall have the right to terminate this Lease for any reason upon sixty (60) days' written notice. In the event of such termination, LESSEE shall reimburse LESSOR for the prorated share of LESSEE's Improvement Allowance (as defined below) as a full remedy for LESSEE's early termination. For example, if LESSEE terminates this Lease on the 3rd anniversary of this Lease, LESSEE shall reimburse to LESSOR 2/5 of LESSEE's Improvement Allowance (i.e., 2/5 X $62,000.00 = $24,800.00). The rental payment rates are outlined in Exhibit "A", and are due and payable without notice on or before the first day of each month of the Lease term. All payments, rental or otherwise, required to be made to the LESSOR hereunder shall bear interest at the rate of


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six percent (6%) per year from the date due to date of payment. Said interest shall be calculated on a daily basis and shall be due and payable when billed, said payment shall be due as "additional rent" and is to compensate LESSOR administratively for having to receive and handle monies untimely paid. However, in no case shall the late payment charge be less than $30.00.

         LESSOR grants to LESSEE the right and option to renew this Lease for one (1) term of five (5) years ("Extended Term"), at a rental determined as provided hereinafter, and otherwise subject to and on all terms and conditions herein contained except that there shall be no further right to renew this Lease beyond the Extended Term. LESSEE shall exercise this option for an Extended Term by notifying LESSOR in writing at least six (6) months prior to the expiration of the current term. Upon such exercise, this Lease shall be deemed extended without the execution of any further lease or other instrument. Any reference herein to the term hereof shall include, in addition to the initial term, the Extended Term as to which LESSEE exercises its option.

         3. RENT ADJUSTMENTS: The rent to be paid by LESSEE hereunder shall be subject to an annual increase of three percent (3%) from the previous year's rental rate for the rental facility space per Exhibit "A". In the event LESSEE exercises its option to renew pursuant to Paragraph 2 hereof, then the rent shall continue to increase annually by three percent (3%) from the previous year's rental rate for the rental facility space per Exhibit "A".

         4. USE: This Lease is made on the express condition that the Premises shall be used for any manufacturing or office use permitted by law in conformance with all applicable Federal, State; and local laws, statutes, rules, regulations, and ordinances, and for no other purpose or purposes, without the prior written consent of the LESSOR. All rights of LESSEE hereunder may be terminated by the LESSOR in the event of any deviations thereof.


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         5.       POSSESSION, COMMON AREAS, & ACCESS TO THE PREMISES: LESSEE
shall be granted the right to access to the Premises immediately upon the execution of this Lease for the purpose of completing LESSEE's improvements to the Premises.

         LESSEE acknowledges that at the commencement of this Lease, LESSOR has other tenants currently or expected to be occupying the site of which the Premises are a part. LESSEE will be occupying common ingress and egress and some common parking areas with the other tenants. LESSOR may restrict LESSEE ~ from certain common areas from time to time, which shall not affect access to or occupancy of the Premises.

         This Lease is subject to all outstanding easements and rights of way over, across, in, and upon the Premises, or any portion thereof, and to the right of the LESSOR to grant such additional easements and rights of way over, across, in, and upon the Premises as the LESSOR shall determine to be in the public interest or as required to be granted to the DEPARTMENT OF ENERGY (the "DOE") pursuant to 42 U.S.C. ss.9620(h)(3), provided that any such additional easement or right of way shall not unreasonably interfere with LESSEE's right of peaceful occupancy or access. There is hereby reserved to the holders of such easements and rights of way as are presently outstanding or which may hereafter be granted, to any workers officially engaged in the construction, installation, maintenance, operation, repair, or replacement of facilities located thereon, to operations under any Federal Contract, and to any Federal, State, or local official engaged in the official inspection thereof, such reasonable rights of ingress and egress over the Premises as shall be necessary for the performance of their duties with regard to such facilities. The LESSOR makes no representation of the capability of any right of way or easement for any purpose.

         6. ASSIGNMENT AND SUBLETTING: LESSEE shall not assign or sub lease this Lease without LESSOR's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, LESSEE may sublease to ALCOA, HEAD SPORTS or GENERAL DYNAMICS. LESSEE shall not make or permit any offensive or unlawful use of the


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Premises; and LESSEE shall quit and deliver up the Premises at the end of said term in as good condition as they now are, ordinary wear and tear as occasioned by use of the Premises and damage by the elements expected.

         7. ALTERATIONS: LESSEE shall make no structural change or alteration to the Premises or any part thereof without prior written consent of the LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed, and LESSEE shall be responsible for any damages caused by LESSEE to the Premises except ordinary wear and tear as previously described in Section
6. Upon the commencement of this Lease, LESSOR shall establish an Escrow Account for $62,000.00 to be used for facility capital investments as described in Exhibit "H" ("LESSEE Improvement Allowance"). LESSEE shall pay for all other charges for labor, services and materials used in connection with any alterations, improvements, or repairs to the Premises, undertaken by LESSEE and shall not cause construction or other liens to attach to the Premises. Modifications made prior to occupancy and paid for by LESSEE, or any improvements made during the lease term shall become property of LESSOR upon termination of this Lease unless said improvements can be removed without damage or injury to the Premises and the Premises restored to the same condition as existed prior to the alterations.

         8.       OPERATING, PASS-THROUGH CHARGES, MAINTENANCE RATES AND
UTILITIES: In addition to its rental payments, LESSEE must pay operating, passthrough and maintenance charges; along with utilities, which includes water, sanitary sewer services, natural gas, diesel fuel and electricity Lessee shall pay according to the schedule attached hereto and made a part hereof in Exhibit "A". If such charges are not so paid on due date , then LESSEE shall be deemed to be in default of LESSEE's obligation. LESSOR shall not be liable in any manner for damages to LESSEE, or for any other claim by LESSEE, resulting from any interruption in utility services, unless the interruption is solely caused by the LESSOR. LESSEE will provide and pay for its own trash collection and janitorial service. Waste storage areas are designated for each lease facility. All material not deposited in dumpsters will be stacked and

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organized in a manner that is not unsightly or interferes with other operations on site. Waste removal and dumpsters are LESSEE's responsibility, as well as disposal of hazardous waste as required by law, and must meet local regulatory requirements. LESSEE will pay for its own telephone and other communications medium installation and services. Utilities, operating and maintenance, and other services to be provided by LESSOR and the charges for them may be adjusted from time to time during the terms of this Lease, as LESSOR's actual costs for such services increase. Adjustments will be based on a number of factors including apportionment of plant maintenance costs, energy, indexes;
and plant utility contract changes, etc. LESSOR agrees to provide LESSEE written notice thirty (30) days prior to the effective date of any adjustment of factors and calculations.

         Notwithstanding and in modification of the foregoing, LESSEE may terminate this Lease in whole or in part if LESSOR supplied utilities, maintenance and other services are not being adequately supplied to all or any part of the Premises. No such termination shall be allowed if the lack of supply is for any less than forty-eight (48) consecutive hours, and no termination shall be allowed if the cut-off of utilities is the fault of LESSEE, or is deemed to be caused by utility supplier, an act of God, war or strike. In addition to this and other termination rights in this Lease, LESSEE shall have the option to terminate this Lease Agreement if the interruption of utilities, or other services provided to LESSEE by LESSOR, are interrupted for four (4) consecutive months, unless such interruption is caused in whole or in part by LESSEE.

         9. MAINTENANCE AND SERVICES: LESSOR at its own expense, shall provide maintenance services at the level associated with facilities in a long-term reserve state. These services are limited to the minimum maintenance measures necessary to preserve the exterior superstructure of all buildings in' their present condition, as noted in Exhibit "F." Additionally, LESSOR, at its own expense shall maintain, repair and replace as necessary all common areas and common means of ingress or egress within the installation and shall repair or


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replace the HVAC system, if needed. LESSEE at its own expense shall maintain, and repair the Premises, that the same will at all times be kept in at feast as good condition as when received hereunder, subject, however, to ordinary wear and tear and loss or damage for which LESSEE is not liable hereunder. At all times LESSEE shall maintain insurance coverage as provided in Sections 12, 13, and Exhibit "G" of this Lease. LESSEE shall keep the Premises free of all trash and rubbish and maintain the same in a clean, neat, orderly and sanitary condition. LESSOR shall be responsible for all "preventive", maintenance as described in the Basic Maintenance Description in Exhibit "E" attached hereto and made a part hereof.

         LESSEE will provide pest control service for the Premises on a periodic basis.

         LESSOR will provide applicable life safety code requirements and maintenance including emergency lighting, illuminated exit signs at proper locations, panic hardware, and installation and maintenance of fire extinguishers, subject to notification by LESSEE if any of these items are out of compliance.

         LESSEE shall immediately give LESSOR oral or written notice of any defects or need for repairs, after which LESSOR shall have a reasonable opportunity to repair or cure defect.

         The parties acknowledge that the condition of the Premises at the commencement of the Lease is set forth in Exhibit "F" attached hereto and made a part hereof.

         LESSEE acknowledges that the Premises have been used by the DOE and its contractor in its production of nuclear components, and accordingly has required super adequate ventilation, lighting and monitoring equipment. DOE has retained the responsibility for bringing its leased premises, which include the Premises hereunder, up to federal and state environmental standards. Some of the processes, materials, and substances to be used by LESSEE were also used by DOE on the site of the Premises. LESSOR or DOE shall be responsible for all remediation required and for bringing the Premises into compliance with all environmental standards, for all conditions which existed prior to LESSEE's occupancy of the Premises.


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         10.      TAXES: LESSEE covenants and agrees to pay and discharge
before delinquency thereof and before penalties shall accrue thereon, any and all tangible and intangible ad valorem taxes and assessments on Premises, including improvements thereof, due and payable during the term of lease and any renewals or extensions thereof. LESSEE will be provided with a copy of the Tax Collector's bill, following receipt by LESSOR, with a proration of the taxes that are attributed to, and LESSEE is responsible for paying. Payment shall be received by LESSOR within 5 working days prior to the end of the month as stated on the Tax Collector's bill, at the then due amount, and thereafter will be subjected to the late six percent (6%) per year payment as referred to in Section 2. In addition, LESSEE agrees to pay any monthly sales or use tax imposed by virtue of this Lease, with said tax payment being due and payable with the monthly rental payment, including sales or use tax on the LESSEE's share of ad valorem tax reimbursement.

         11. SIGNS: LESSEE may, with LESSOR's prior approval in writing, install signage at LESSEE's expense, consistent with the Pinellas STAR Center Master Plan, subject to any and all applicable sign ordinances and/or regulations. Upon termination of Lease, LESSEE will remove signage at LESSEE's expense and repair any damages to building caused by signage, if any. Notwithstanding the foregoing, LESSEE shall have the right to exterior signage of not more than twenty-four feet (24') in total linear width. See Exhibit "D".

         12. INSURANCE: LESSEE shall provide LESSOR with evidence of required insurance coverage at the commencement of the Lease and as the insurance is renewed during the lease term or any extensions thereof. The minimum insurance coverage required is set forth in Exhibit "G" attached hereto and made a part hereof.

         13. INDEMNIFICATION: LESSEE agrees to indemnify and hold harmless the LESSOR from and against all loss or expense (including costs and attorney's fees) by reason of liability imposed by law upon LESSOR for damages (including, any strict or statutory liability and any liability under Worker's Compensation
Laws) because -of bodily injury, including death, at the


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time therefrom, sustained by any person or persons, or damage to property, including loss of use thereof, arising out of or in consequence of the LESSEE's use of the Premises, whether such injuries to person or damage to property is due or claimed to be due to the negligence of the LESSEE, its agents, employees, and subcontractors, the LESSOR and/or PINELLAS COUNTY, its Authority, and/or Board members, officers and employees, except only such injury or damage as shall have been occasioned by the sole negligence of the LESSOR. In addition, LESSEE agrees to indemnify and hold harmless the LESSOR, the United States of America by and through the DOE, from and against any loss, expense, claim, and penalty imposed by virtue of LESSEE's failure to comply with any environmental requirement or law, or to comply with any environmental permit listed in Exhibit "B" (as they may be amended or replaced from time to time) or any environmental limitation set forth in Exhibit "C." LESSEE also agrees to indemnify and hold harmless LESSOR and DOE, with respect to any and all claims, demands, causes of action, proceedings, judgments or suits, and all liabilities, losses, damages, costs or expenses (including without limitation technical consultation fees and reasonable attorney's fees) which may arise from or be incidental to (i) any "release" as defined in Section 101(22) of Comprehensive Environmental Response Compensation and Liability Act (1980) (CERCLA) of any "hazardous substance" as defined in Section 101(14) of CERCLA or petroleum (including crude oil or any fraction thereof) caused by LESSEE onto or from the Premises at any time while this Lease is in effect; (ii) failure of LESSEE to comply with applicable environmental laws and (iii) the transportation, deposit, storage, or disposal by LESSEE of hazardous substances or petroleum off-site of the Premises.

         14. RISK OF LOSS AS TO PERSONAL PROPERTY: All property of any kind that may be on the Premises during the continuance of the Lease, including but not limited to equipment, furniture and furnishings owned by LESSEE or leased to LESSEE from LESSOR, shall be at the sole risk of LESSEE.


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         15.      ACCESS TO PREMISES: LESSOR shall have the right to enter and inspect the Premises and the operation being conducted thereon at any reasonable time after notice and in the presence of LESSEE for the purpose of inspecting, conducting tests upon the same, or for making repairs to the Premises or to any property owned or controlled by LESSOR therein. Such repairs shall not unduly interfere with LESSEE's business except as naturally necessitated by the nature of the repairs being effected. In addition, LESSOR and DOE shall have the right to enter and inspect the Premises and the operation being conducted thereon at any reasonable time in response to any reported or suspected spill or release of hazardous materials. If circumstances allow, such right of entry shall be after notice and in the presence of the LESSEE for the purpose of inspecting, conducting tests upon the same, or commencing cleanup operations in the event of a spill or release. LESSOR hereby expressly acknowledges that the Premises may contain certain confidential secure intellectual property rights. LESSOR agrees to maintain and treat the confidentiality of the intellectual property rights which LESSOR may gain by accessing the Premises.

         16. DEFAULT: If either party shall. violate any of the covenants of this Lease or in the event that LESSEE shall file a voluntary petition in bankruptcy, or that proceedings in bankruptcy shall be instituted against him, or that LESSEE is thereafter adjudicated bankrupt pursuant to such proceedings; or that a Court shall take jurisdiction of the LESSEE and his assets pursuant to proceedings brought under the provisions of any Federal reorganization act; or that a receiver of LESSEE's assets shall be appointed; or that LESSEE becomes in default in the performance of any covenant, term, or condition on his part to be performed or fulfilled as provided for in this Lease; or that LESSEE sells or attempts to sell the land leased hereunder or any fixtures or improvements or buildings thereon; then, the other PARTY shall provide written notice to the defaulting party and the defaulting party shall have thirty (30) days from receipt of notice to correct same, or if the default is of such a nature that it cannot be cured within thirty (30) days, then such longer period as is necessary to cure such default with reasonable


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diligence. In addition, if LESSEE does not make any monetary payment required under this Lease, then LESSOR shall provide written notice to LESSEE and LESSEE shall have ten (10) days from receipt of notice to correct same. If LESSEE fails to correct any default within said periods, then LESSEE shall become immediately a tenant-at-sufferance in accordance with Florida law, and LESSOR may re-enter and take possession of the Premises, fixtures, and buildings, in which event this Lease shall be terminated, or LESSOR may, at its option, exercise any and all other rights and remedies it may have under the laws of the State of Florida.

         If the defaulting party fails to correct default, the other party shall be entitled to any and all remedies available in law and equity.

         17. COVENANT AGAINST LIENS: LESSEE shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion or other estate of LESSOR in the Premises herein demised or on the building or other improvements thereon. LESSEE is hereby charged with the responsibility of notifying all materialmen, contractors, artisans, mechanics and laborers and other persons contracting with LESSEE with respect to the Premises or any part thereof, that such persons must look to LESSEE to secure payment of any bill for work done or material furnished to the LESSEE or for any other purpose during the term of this Lease.

         18. WAIVER: One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same covenant or conditions by the other party, and the consent or approval by either party to or of any act by the other party requiring consent 'Or approval shall not be construed a consent or approval to or of any subsequent similar act by the other party.

         19. DESTRUCTION OF PREMISES: If the Premises herein shall be partially damaged by fire or other casualty, the damages shall be repaired by and at the expense of LESSOR, unless such fire or other casualty was caused by the act or omission of LESSEE, in which


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case such repairs shall be effected by and at the expense of LESSEE. If LESSOR is obligated to effect the repairs, said repairs shall be made promptly except that if LESSOR, special district under the laws of the State of Florida, is unable to obtain budgeted and appropriated funds to effect the repairs, then LESSOR may terminate this Lease without penalty or expense. If LESSEE is obligated to effect the repairs, no penalty shall accrue for reasonable delay, which may arise by reason of adjustment of insurance on the part of LESSEE.

         If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, LESSOR shall promptly restore or rebuild the same and rent shall abate until restoration or rebuilding are completed. The damages shall be repaired by and at the expense of LESSOR, unless such fire or other casualty was caused by the act or omission of LESSEE, in which case the LESSEE shall promptly restore or rebuild the same at its sole expense and rent shall not abate. However, in the case of LESSOR's obligation to restore or rebuild the Premises, if the Premises are totally damaged or rendered wholly untenantable by fire or said other casualty and the Premises cannot be restored or rebuilt within ninety (90) days, LESSEE shall have the right and option of terminating this Lease as of the date of such casualty or cause within ninety (90) days thereafter by giving written notice to LESSOR, and any rents or other payments shall be prorated as of the effective date of such termination and refunded to LESSEE or paid to LESSOR as the case may be.

         20. CONDEMNATION: If the whole or any part of the Premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose, and the rent shall be paid up to that day, and if such portion of the Premises is so taken as to destroy the usefulness of the Premises for the purpose for which the Premises were leased, in LESSEE's sole discretion, then, from that day LESSEE shall have the right either to terminate this Lease and declare the same null and void or to continue in the possession ~ of the remainder of the same under the terms herein provided, except that


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the rent shall be reduced in proportion to the amount of the Premises taken. If
LESSEE shall fail to terminate this Lease as aforesaid within thirty (30) days after written notice of said taking, said failure shall be regarded as a waiver of its right to cancel, whereupon this Lease shall continue for the then balance of the term.

         21. OBSERVANCE OF LAWS: LESSOR covenants that as of the commencement date of this Lease, the Premises are in compliance with all laws, rules, requirements, orders, directives, codes, ordinances and regulations of any and all governmental authorities or agencies, of all municipal departments, bureaus, boards and officials and insurance carriers. LESSEE agrees to observe, comply with and execute promptly at its expense during the term hereof, all laws, rules, requirements, orders, directives, codes, ordinances and regulations of any and all governmental authorities or agencies, of all municipal departments, bureaus, boards and officials, and of insurance carriers, due to its use or occupancy of the Premises along with all PINELLAS COUNTY and/or the Pinellas STAR Center rules, regulations and requirements. All additions, alterations, installations, partitions, or changes shall be in full compliance with the aforementioned authorities. Renovation by LESSOR will comply with applicable local building codes relative to Tenant's proposed occupancy and use. Such work will take place prior to the commencement of the Lease, to the extent possible, and will be completed in a timely manner after the commencement of the Lease as referenced in Exhibit "H".

         22.      RELATIONSHIP OF THE PARTIES; CONSTRUCTION OF LEASE TERMS:
Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and, agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, shall be deemed to create any relationship between the parties hereto other than the relationship of LESSOR and LESSEE. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.


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         23.      NOTICES: The checks for rental or other sums accruing
hereunder shall be forwarded to the LESSOR at the following address:

                           Charles K. Hall, Director
                           Pinellas STAR Center
                           7887 Bryan Dairy Road, Suite 120
                           Largo, FL 33777
                           FAX: (727) 545-6719

until LESSEE is notified otherwise in writing; and all notices given to LESSOR hereunder shall be forwarded to the LESSOR at the foregoing address, by Registered or Certified mail, return receipt requested, until LESSEE is notified otherwise in writing. All notices given to LESSEE hereunder shall be forwarded to LESSEE at the following address:

                           David Binnie
                           Senior Vice President
                           LIQUIDMETALTM TECHNOLOGIES
                           100 North Tampa Street, Suite 3150
                           Tampa, FL 33601
                           FAX: (813) 314-0270

All Notices shall be transmitted by certified first class mail, with copy by facsimile transmission. Any such notice if given by mail shall be deemed to have been received five (5) working days after the date of mail and if given by facsimile transmission to have been received by 1:00 p.m. on the date of transmission, if a working day, or the first working date thereafter, to the foregoing address of the other party.

         24. SUBORDINATION: LESSOR reserves the right to sell, assign, transfer, mortgage or convey any and all rights it may have in the building, the Premises or this Lease, and to subject this Lease to the lien of any mortgage now or hereafter placed upon the building or the Premises. However, the subordination of this Lease to any mortgage hereafter placed upon the building or the Premises shall be upon the express condition that this Lease is recognized by LESSOR's mortgagee and that the rights of LESSEE hereunder shall remain in force despite any default in performance of LESSOR, or foreclosure proceedings with respect to any such


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mortgage, provided LESSEE is not in default in any of its obligations hereunder. LESSOR shall obtain from any lender a subordination, non-disturbance and attornment agreement in recordable form in a form reasonably acceptable to LESSEE. Upon the request of LESSOR, LESSEE shall execute any and all instruments deemed by LESSOR necessary or advisable to subject and subordinate this Lease, and the rights given LESSEE by this Lease, to such mortgages, as described above. Any sale by LESSOR of the building or LESSOR's interest under this Lease shall release and discharge LESSOR from any and all further obligations under this Lease, provided that the purchaser of the building or LESSOR's interest under this Lease shall recognize this Lease and that the rights of LESSEE hereunder shall remain in force and the obligations of LESSOR shall be assumed in full by the new owner, despite such sale.

         25. ESTOPPEL CERTIFICATE: LESSEE shall, at any time and from time to time upon not less than 20 days prior written request from LESSOR, execute, acknowledge and deliver to LESSOR a written certificate stating: (i) Whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended arid, if so, identifying and describing any such modification or amendment; (iii) the date to which rent has been paid; (iv) whether LESSEE knows of any default on the part of LESSOR and, if so, specifying the nature of such default; and (v) that the improvements have been fully completed by LESSOR in accordance with the plans and specifications approved by LESSEE, and that LESSEE is in full and complete possession thereof.

         LESSOR shall, at any time and from time to time upon not less than 20 days prior written request from LESSEE, execute, acknowledge and deliver to LESSEE a written certificate stating: (i) Whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which rent has been paid; and (iv) whether LESSOR knows of any default on the part of LESSEE and, if so, specifying the nature of such default.


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         26.      FISCAL FUNDING: In the event funds are not appropriated by or on behalf of the LESSOR in any succeeding fiscal year for purposes described herein, thus preventing the LESSOR from performing its contractual duties, then this Lease shall be deemed to terminate at the expiration of the fiscal year for which funds were appropriated and expended, without penalty or expense to LESSOR. LESSOR agrees to give thirty (30) days notice of such termination to the LESSEE.

         27. HAZARDOUS SUBSTANCES: With respect to LESSOR's use of the Premises prior to this Lease, LESSOR represents and warrants to LESSEE that, at the commencement of the Lease, the Premises are in compliance with all federal, state and local laws, regulations and standards relating to the use, occupancy, production, storage, sale, disposal or transportation of any hazardous materials ("Hazardous Substance Laws"), including oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive corrosive, contaminating or polluting materials ("hazardous substances") which are now or in the future subject to any governmental regulations. However, the site upon which the Premises is situated may not be in compliance with the above-referenced laws, and the Premises themselves may be out of compliance with respect to specific environmental issues, due to the activities of LESSOR's predecessor in interest, the DOE. Under 42 U.S.C. ss. 9620(h), the DOE remains responsible for any and all such decontamination and environmental remediation obligations. The extent of storage activities and contamination events known to the DOE at the time of its transfer of the underlying site to LESSOR is disclosed in that certain Contract for Sale and Purchase between those parties dated the 7th day of March, 1995, together with Exhibit "J", the terms of which are incorporated herein by reference. LESSEE acknowledges that it will look to the DOE, and not to LESSOR, for any relief in the event such contamination may affect LESSEE's occupancy of the Premises.

         LESSOR shall provide LESSEE with full disclosure and access to all relevant records and documentation related to the testing, cleanup, decontamination, and certification relative to hazardous substances related to the past use by DOE and to work being performed by the LOCKHEED MARTIN COMPANY under contract to the DOE and full disclosure of relevant records and documentation provided to Pinellas County by the independent consultant retained by Pinellas County to review and certify the work. Based on the information disclosed, LESSEE will arrive at an independent evaluation that occupancy of the Premises will not represent a risk to LESSEE's employees or visitors.

         LESSOR shall promptly give LESSEE written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any hazardous substance or environmental law of which LESSOR has actual knowledge, not already disclosed hereinabove. If LESSOR learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any hazardous substance affecting the Premises is necessary, LESSOR shall promptly take all necessary remedial actions, or if applicable, demand that any other tenant of the site take all necessary remedial actions, in accordance with applicable environmental laws. In the event that hazardous substances found on the Premises pose a health risk to LESSEE's employees, in LESSEE's sole judgment, LESSEE shall have the right to terminate this Lease with thirty (30) days written notice to LESSOR.

         Likewise, LESSEE shall notify LESSOR of any investigation of the Premises by any governmental agency with respect to air quality and environmental issues. Except with respect to substance or conditions described as exceptions below, LESSEE shall give written notice to.LESSOR within three
(3) business days after the date on which LESSEE learns or first has reason to believe that:

                  (i) There has or will come to be located on or about the Premises any hazardous substance. Notwithstanding this provision, LESSEE shall also comply with the statutorily required 30-day notice under the Federal Clean Air Act to the Florida Department of Environmental Protection and the 30-day notice under the Federal Clean Water Act to the Pinellas County Utilities Department, when materials are brought on site which could impact the release limits of either act, and will also give the same 30-day notice to DOE and to LESSOR.

                  In the event LESSEE has caused a new release, discharge or emission of any hazardous substance, immediate notification shall be given to LESSOR and DOE telephonically, by facsimile transmission, or in person, followed by a written notification. "Immediate notification" shall be deemed to be within one (1) hour of the LESSEE's discovery of the event or condition.

                  (ii) Any (a) enforcement, cleanup, removal or other governmental or regulatory action has been threatened or commenced against LESSEE, LESSOR, or any third party or with respect to the Premises pursuant to any: Hazardous Substances Laws; or (b) any claim has been made or threatened by any person or entity against LESSEE, LESSOR or any third party, related to the Premises on account of any alleged loss or injury claimed to result from the alleged presence or release on the Premises of any hazardous substance; or (c) any report, notice; or complaint has been made to or filed with any governmental agency concerning the presence, use or disposal of any hazardous substance on the Premises. Any such notice shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is reasonably available to the LESSEE.

         If either the LESSOR or a tenant of LESSOR's is responsible for the cleanup of any contamination of the Premises, that entity shall carry out and complete, at its own cost and expense, any repair, closure, detoxification, decontamination, or other cleanup of the Premises required by Hazardous Substance Laws. Should such party fail to implement and diligently pursue any such clean up promptly upon receipt of notice thereof, then LESSEE shall have the right to terminate this Lease, without penalty.

         As used in this Section 27, "Hazardous Substances" are those substances defined as toxic or hazardous substances by CERCLA and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this Section 27, "Environmental Law" means federal laws and laws of the jurisdiction where the Premises are located that relate to health, safety or environmental protection, including but not limited to CERCLA, Resource Conservation and Recovery Act of 1976 (RCRA), and the Federal Clean Air and Clean Water Acts.

         It is the intent of this Section to place responsibility for contamination clean-up in LESSEE for any contamination occurring on or outside the actual Premises of LESSEE only in the event that said contamination is caused by LESSEE or its agents after the commencement date of this Lease.

         28. SURRENDER AT END OF TERM: Upon the expiration of the term hereof or the sooner termination of this Lease, LESSEE agrees to surrender and yield possession of the Premises to LESSOR, peacefully and without notice, and in the same good order and condition as it was delivered, broom clean condition but subject to such ordinary wear and reasonable use thereof, and subject to such damage or destruction or condition as LESSEE is not required to restore or remedy under other terms and conditions of this Lease. Notwithstanding the foregoing, LESSEE shall be permitted to "hold over" for up to six (6) months at one hundred twenty-five percent (125%) of the rent in effect during the last month of the Lease.

         29. SUCCESSORS AND ASSIGNS: The covenants, provisions, and agreements herein contained shall in every case be binding upon and inure to the benefit of the parties hereto respectively and their respective heirs, executors, administrators, successors and assigns, as applicable.

         30. RADON GAS: Radon is a natural occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         31. ENTIRE AGREEMENT: The Lease Agreement as hereinabove set forth, including all exhibits and riders, if any, incorporates all covenants, promises, agreements, conditions and understandings between the parties, and no covenant, promise, agreement, condition or understanding, either written or oral, not specifically set forth herein shall be effective to alter the performance or the rights of the parties as hereinbefore stated.

         32. RIGHT OF FIRST OFFER. In the event that at any time during the term hereof, additional rental space at the Pinellas STAR Center shall become available (and after the STAR Center's anchor tenant, Raytheon Company, waives first right of refusal), LESSOR shall give written notice of same to LESSEE specifying the location, square footage and price for such space prior to offering such space to any other party. LESSEE shall have fifteen (15) days thereafter in which to amend this Lease on the terms specified by LESSOR to include the extra rental space. If LESSEE shall fail to execute such amended Lease within said fifteen (15) day period, LESSOR shall thereafter be free to lease the space to others. Notwithstanding, this Right of First Offer shall remain in full force and effect with respect to subsequent available rental space at the Pinellas STAR Center.

         IN WITNESS WHEREOF, the parties have hereunto executed this Lease Agreement.


ATTEST:                                      LESSEE:


/s/ David Binnie                             LIQUIDMETALT"" TECHNOLOGIES,
------------------------------------         a California corporation

                                             By:   /s/ Brian McDougall
                                             Brian McDougall,
                                             Chief Financial Officer

                                             Date:   1/21/02


(Corporate Seal)


                                             LESSOR:


                                             PINELLAS COUNTY INDUSTRIAL
                                             DEVELOPMENT AUTHORITY
ATTEST: Karleen F. DeBlaker                  d/b/a/
        Clerk of the Circuit Court           PINELLAS COUNTY ECONOMIC
                                             DEVELOPMENT AUTHORITY


Deputy Clerk


                                             /s/ Barbara Sheen-Todd
                                             ----------------------------------
                                             Barbara Sheen-Todd, Chairman

                                             Date: 2/21/2002


APPROVED AS TO FORM, OFFICE OF
THE COUNTY ATTORNEY, As to LESSOR


By:
   ---------------------------------
    Senior Asidstant County Attorney

                                  EXHIBIT "A"

                          LIQUIDMETALT"' TECHNOLOGIES

DESCRIPTION OF DEMISED                                                             EFFECTIVE:             2002
LEASED PREMISES:
Pinellas STAR Center                                                                 SQ. FT.
Air as_
Office, Restrooms, etc. Areas 309, 3258 & 327C                                        4,772
Manufacturing Areas 325A, 327A & Area 336                                             7,217
                                                                                     11,989

RATES and PAYMENTS:                                                      SQ. FT.                           PER YEAR

Rental Facility Spacer                      $2.60
Plant Maintenance(2)                         4.00                         11,989
                                            $6.60       X                                    =          $ 79,127.40

 Utilities'

                                  Office $2.75          X                  4,772             =          $ 13,123.00

                 Light. Manufacturing(4) $3.25          X                  7,217             =
                   23.455.25
                                                        Total Sq.Ft.      11,989
                                                        $115,705.65

                             Per Month:                    9,642.14

              Sales Tax - (Currently 7%)                     674.95

     TOTAL MONTHLY PAYMENT:
                                                         $10,317.09

NOTES:   (1.)       Subject to yearly rental redetermination.
         (2.)       Subject to adjustment as provided herein.
         (3.)       Subject to adjustments as provided herein, and upon more
                    intensified usage of area(s), as , determined by STAR Center
                    Facilities Operations.
         (4.)       Subject to process energy requirements.

                                  EXHIBIT "B"

                         FACILITY ENVIRONMENTAL PERMITS

                      PINELLAS PLANT ENVIRONMENTAL PERMITS

                                                     PERMIT                              EXPIRATION
         PERMIT TITLE                                NUMBER                                    DATE

Industrial Wastewater Discharge                Permit IE-3002-97/00                         09/2003
(Pinellas County Sewer System)

                                  EXHIBIT "C"

                   LIMITS OF OPERATION WITHIN LEASED PREMISES

A. Permit Requirements - LESSEE will assign a qualified individual to approve, monitor, and direct operation as necessary to comply with the regulatory agency permit requirements pertaining to LESSEE's operation mandated by the permits listed in Exhibit "B" of this Lease, and any amended or replacement permits obtained by LESSOR or any of LESSOR's tenants. Any permit application fees, regulatory monitoring requirements or any other requirements necessary to comply with permit requirements due to the operation of the LESSEE is the sole responsibility of LESSEE. The LESSEE shall submit to the LESSOR and the Department of Energy (hereinafter "DOE") local government representative the necessary documents to comply with the applicable regulatory requirements. Annually, the LESSEE will certify to LESSOR and the DOE local government representative that all leased operations meet all applicable permit requirements.

B. Tracking Hazardous - LESSEE agrees to limit the types and quantities of hazardous materials used at the Premises, and is required to log and account for all hazardous materials. In the event contamination is identified on the Premises or any common area on site used by LESSEE, these records will be used to assist in determining the responsible tenant. The United States Government has agreed to retain responsibility for cleanup of contaminants identified in the future to the extent there is no evidence that the contaminants resulted from activities conducted by the LESSEE, other tenants on site, or the LESSOR.

C. LESSEE shall remain responsible for complying with all state and federal laws involving tracking and reporting the presence of hazardous materials, including but not limited to Material Safety Data Sheet requirements.

                                  EXHIBIT "D"

                       [Site Map of Pinellas STAR Center]

                                  EXHIBIT "E"

                BASIC MAINTENANCE DESCRIPTION FOR MAIN BUILDING

         Structural "Preventive Maintenance" will be provided as part of the agreement or facility equipment and safety systems by LESSOR. Modifications or alterations to any equipment, systems, buildings, or structures (except that which may be required as a result of a repair) will not be performed unless a separate contract is established. Janitorial service internal to the structure will not be provided by LESSOR.

         All maintenance external to the building or to the building structure including grounds maintenance, basic roof patching and repair, and basic care of the building surfaces such as basic repair or paint touch up will be performed by LESSOR. Repairs and basic upkeep will be provided for electrical panels and switchgear within the area; however, electrical repairs, connections, modifications or alterations associated with equipment specifically serving the LESSEE will not be included. Electrical repairs to facility-related equipment will be performed as needed within a reasonable time period. Aria lighting will be maintained in good operation condition. Re-tamping will be provided for emergency lighting and critical safety equipment as specified by code and therefore will be properly maintained as a part of the agreement.

         Repair and preventive maintenance of mechanical systems such as air handling unfits (interior or exterior to the building structure), smoke ventilation systems, potable waiter piping serving restroom facilities, sprinkler and fire protection systems, and sanitary drainage systems will be provided in order to maintain the equipment in good functional condition by LESSOR. Connections to Industrial drain systems will be provided. No service, pick up, or handling of any material classified as hazardous waste will be provided. Repairs to equipment systems or utilities as a result of misuse or abuse will be accomplished through negotiations with the LESSEE at the cost of the LESSEE if so determined by the LESSOR.

         LESSEE is responsible for all routine, non-structural repairs and maintenance for the demised leased premises.

                                  EXHIBIT "F"

                    FACILITY CONDITION REPORT MAIN BUILDING

         LESSEE has examined, knows, and accepts the condition and state of repair of the Premises and the Installation of which it forms a part, and acknowledges that except as set forth herein, LESSOR has made no representation concerning such condition and state of repair, nor any agreement or promise to alter, improve, adapt, repair, or keep in repair the same, or any item thereof, which has not beers fully set forth in this Lease which contains all agreements made and entered into between LESSEE and the LESSOR.

         The LESSOR has provided LESSEE with all current information concerning environmental conditions on the Premises. Such information is and has been readily available in the LESSOR's office. The LESSOR makes no representation concerning the environmental condition of the Premises outside the information made available to LESSEE.

                                  EXHIBIT "G"

                             INSURANCE REQUIREMENTS

The following insurance requirements are included in this Lease:

1. The LESSEE shall procure, pay for and maintain at least the following insurance coverage's and limits. Said insurance shall be evidenced by delivery to the LESSOR of (1) certificates of insurance executed by the insurers listing coverage's and limits, expiration dates and terms of policies and all endorsements whether or not required by the LESSOR, and listing all carriers issuing said policies; and (2) a certified copy of each policy, including all endorsements, (upon request by LESSOR). The insurance requirements shall remain in effect throughout the term of the Lease.

         a. Workers' Compensation Limits as required by law; Employers' Liability Insurance of not less than $100,000 for each accident.

         b. Comprehensive General Liability Insurance including, but not limited to, Independent Contractor, Contractual, Premises-Operations, and Personal Injury covering the liability assumed under indemnification provisions of this Contract, with limits of liability for personal injury and/or bodily injury, including death of not less than $340,000, each occurrence; and property damage of not less than $100,000, each occurrence. (Combined Single Limits of not less than $1,000,000, each occurrence, will be acceptable unless otherwise stated). Coverage on personal property leased to LESSEE by LESSOR and/or the United States Department of Energy shall be of not lest than the Personal Property Book Value of that property, over and above the personal property coverage cited in this Section above. Coverage shall be on an "occurrence" basis, and the policy shall include Broad Form Property Damage coverage of not less than $50,000 per occurrence, unless otherwise stated by exception herein.

         c. Comprehensive Automobile and Truck liability covering owned, hired and, non-owned vehicles with minimum limits of $300,000 each occurrence, and property damage of not less than $100,000, each occurrence. (Combined Single Limits of not less than $500,000 each occurrence, will be acceptable unless otherwise stated.) Coverage shall be on an "occurrence" basis, such insurance to include coverage for loading and unloading hazards.

         d. Business Interruption Insurance with a minimum of four (4) months of coverage for utilities, maintenance, and other services provided to the building.

2. Each insurance policy shall include the following conditions by endorsement to the policy:

         a. Each policy shall require that thirty (30) days prior to expiration, cancellation, non-renewal or any material change in coverage's or limits, a notice thereof shall be provided by certified mail to: Pinellas County Risk Management, 400 South Fort Harrison Avenue, Clearwater, FL 33756, with a copy to the Director of the Pinellas STAR Center at 7887 Bryan Dairy Road, Suite 120, Largo, FL 33777. The LESSEE shall also notify the LESSOR, in a like manner, within twenty-four (24) hours after receipt, of any notices of expiration, cancellation, non-renewal or material change in coverage received by the LESSEE from their insurer; and nothing contained herein shall absolve the LESSEE of this requirement to provide notice.

         b. Companies issuing the insurance policy, or policies, shall have no recourse against AUTHORITY and/or COUNTY for payment, of premiums or assessments for any deductibles which all are at the sole responsibility and risk of the LESSEE.

         c. The AUTHORITY/COUNTY shall be endorsed to the required policy or policies as an additional named insured. The AUTHORITY and the term "AUTHORITY", "COUNTY", and/or "PINELLAS COUNTY" shall include all Authorities, Boards, Bureaus, Commissions, Divisions, Departments and Offices of the County and all individual members, officers, and employees thereof in their official capacities, and/or while acting on behalf of the Authority and/or Pinellas County.

         d. The policy clause "Other Insurance" shall not apply to any insurance coverage currently held by the AUTHORITY/COUNTY, to any such future coverage, or to the AUTHORITY/COUNTY's Self-Insured Retentions of whatever nature.

3. The LESSEE hereby waives subrogation rights for loss or damage against the LESSOR.

4. The LESSEE shall indemnify, pay the cost of defense, including attorney's fees and costs, and hold harmless the LESSOR from all suits, actions or claims of any character brought on account of any injuries or damages received or sustained by any person, persons or property by or from the said LESSEE; or by, or in consequence of any neglect in safeguarding the work; or through the use of unacceptable materials in the construction of improvements; or by, or on account of any act or omission; neglect or misconduct of the said LESSEE; or by, or on account of, any claim or amounts recovered under the "Workers' Compensation Law" or of any other laws, by-laws, ordinance, order or decree, .except only such injury or damage as shall have been: occasioned by the sole negligence of the AUTHORITY/ COUNTY.

                                  EXHIBIT "H"

Within thirty (30) days of lease execution, the LESSOR shall establish an escrow account in the amount of Sixty Two Thousand Dollars ($62,000.00) for the LESSEE to draw from for improvements to be made to Premises de scribed in this lease. Prior to monetary draws made against the escrow account by the LESSEE, the LESSOR shall inspect and approve work completed per the scope of work listed in this Exhibit and provide authorization to LES SEE to make the draw. LESSOR shall reimburse LESSEE within 30 days from the date that LESSEE submits an invoice to LESSOR for the completed work.

SCOPE OF WORK and Schedule of Values (as agreed by LESSOR and LESSEE):

Wall Demo in Area 336                         $24,800.00
Demo Carpet in Area 325 & 309                     335.00
New Acrovyn Surface in rest rooms               1,920.00
Two Hour Fire Separation Wall                   1,968.60
Special Fire Proofing                           1,500.00
Ceiling Grid/Tile in Area 309                   4,800.00
Replace Light Fixture in Area 309              10,586.40
Breakroom Plumbing                              1,100.00
Breakroom Counter                                 900.00
New Electrical Panel                            2,600.00
Chemical Drain Plumbing                         2,700.00
Fire Sprinkler                                    195.00
Carpet in Area 309                              7,705.00
VCT in Area 325                                   140.00
Vinyl Base                                        750.00
                                              ----------
                                    Total     $62,000.00

                                  EXHIBIT "I"



                             INTENTIONALLY OMMITTED

                                  EXHIBIT "J"



               [GRAPHIC OF NOTICE OF FINANCIAL ASSISTANCE AWARD]

                                                      Cooperative Agreement No.
                                                      DE-FC04-95ALS7471
                                                      Amendment No. M007
                                                      Page 2 of 4


                             Block 19 (continued):

a. Article X - "Liabilities," under Part I - "Scheduled Articles," is removed and replaced with the following language:

ARTICLE X - LIABILITIES

DOE shall defend, hold harmless and indemnify the Participant and its Tenants from any claims by third persons for damages to persons or property arising from the release or threatened release of any hazardous substance (as that term is defined in 42 U.S.C. ss.9601(14)) at the Pinellas Plant as a result of DOE activities at the Pinellas Plant which occurred prior to March 17, 1995 subject to the (allowing conditions:

(1) If any suit or action is filed or any claim is made against the Participant or its Tenants, the Participant or Tenant shaft

         (a) Immediately notify the Contracting Officer and promptly furnish copies of all pertinent papers received; and

         (b) Authorize Government representatives to collaborate with counsel for the Participant or its Tenants in settling or defending the claim; and

         (c) Authorize Government representatives to settle or defend the claim and to represent the Participant or its Tenants in or to take charge of any litigation if required by the Government; and

         (d) Obtain the written authorization of the Contracting Officer to defend the claim or to pay any reimbursable costs incurred by the Participant or its Tenants under this Article X -

(2) DOE's duty to defend, hold harmless and indemnify the Participant or its Tenants from any claims, by third persons shall not be asserted by the Participant or its Tenants if the claim results solely from any of the Participant's or Tenant's actions or inactions occurring after March 17, 1995. If the Participant's or Tenant's actions or inactions occurring after March 17, 1995 contributed to any , claims by third persons, the DOE shall defend the Participant or its Tenants, but shall not pay for , those casts (including those costs of litigating and negotiating with claimants as referenced in _ paragraph (4) below) in an amount proportional to the percentage of fault, negligence or . responsibility of the Participant or its Tenants. If there is a dispute regarding whether the Participant's or Tenant's actions or inactions caused or contributed to damages, DOE shall provisionally defend and hold harmless the Participant or its Tenants, provided that, if it is determined in any final judicial or administrative proceeding that the Participant's or its Tenant's actions or inactions caused or contributed to the claim, the Participant or Tenant shall reimburse DOE for the amount of costs paid by DOE in an amount proportional to the percentage of fault, negligence or responsibility allocated to the Participant or Tenant by the judgement, ruling, determination, or settlement.

                                                      Cooperative Agreement No.
                                                      De-FCOd-95AL87d71
                                                      Amendment No. M007
                                                      Page 3 of 4


(3) DOE's duty to defend, hold harmless and indemnify the Participant's Tenants from any claims by third persons shall immediately attach to any Tenant or Participant (or Participant's successors) upon execution by its Tenants of a Lease for space at the former DOE Pinellas Plant. Once such duty attaches, it shall survive any modification or termination of the Lease or change of landlord under the Lease. Any Tenant under such a lease shall be a third-party beneficiary of this
         Article X - Liabilities .

(d) DOE's duty to defend, hold harmless and indemnify the Participant or its Tenants from any claims by third persons shall include responsibility for aft costs of litigating and negotiating with claimants (including, but not limited to, reasonable attorneys', consultants', accountants', expert witnesses', and stenographers'
         fees); provided that such costs meet the terms and conditions stated in Part IV, Section B, Clause B of this Agreement, entitled "Allowable Costs/Applicable Cost Principles." For purposes of this Article X - Liabilities, the term "subawardee" used in Clause 8 of this Agreement, entitled "Allowable Costs/Applicable Cost Principles," includes the Participants Tenants.

(5) The Pinellas Plant Environmental Baseline Report (Document Number MMSC-EM- 97013, dated June 1997, hereinafter referred to as the "EBR"), shall be used by the parties as a basis for determining the condition of the Pinellas Plant as of March 17, 1995, and whether the claim for damages directly arises from the release or threatened release of any hazardous substance at the Pinellas Plant as a result of DOE activities at the Pinellas Plant prior to March 17, 1995. The EBR is hereby defined to include all data and reports referenced in its text or in any Exhibit, Appendix, or Attachment to the EBR; any new information (including assessment & remediation reports, and implementation plans) prepared by or for the DOE which augment, supplement, or update the EBR or relate to environmental conditions at the Pinellas Plant prior to March 17, 1995; and any revisions based upon regulatory review comments.

(6)      All costs incurred by the Participant or its Tenants pursuant to this
         Article X - Liabilities must meet the terms and conditions stated in
         Part IV, Section B, Clause 8 of this Agreement, entitled "Allowable Costs/Applicable Cost Principles" For purposes of this Article X - Liabilities, the term "subawardee" used in Clause 8 of this Agreement, entitled "Allowable Costs/Applicable Cost. Principles," Includes the Participant's Tenants.

(7) DOE's duty to defend, hold harmless and indemnify the Participant and its Tenants is subject to the availability of appropriated funds at the time a claim is submitted to the Contracting Officer. Nothing in this Agreement shall be construed as implying that the Congress will, at a later date, appropriate funds sufficient to meet deficiencies.

(8) Any dispute between the DOE and the Participant's Tenants regarding this Article X - , Liabilities shall be resolved in accordance with
         Part IV, Section C, Clause 22 of this Agreement, entitled "Disputes and Appeals." For purposes of this Article X - Liabilities, the term "recipient" used in Clause 22 includes the Participant's Tenants.

Except for those damages arising out of the release or threatened release of any hazardous substance as described herein ("OTHER DAMAGES"), DOE shall not be liable for any damages to persons or to Participants and its Tenants' property incurred by the Participant and its Tenants in the performance of work under this Agreement. The Participant shall maintain financial coverage for potential liability for such Other Damages as agreed upon by the Participant and Contracting Officer.

                                                      Cooperative Agreement No.
                                                      DE-FC04-95AL87471
                                                      Amendment No. M007
                                                      Page 4 of 4


it is understood that the Participant is fully self-insured pursuant to Florida Statute 768.28 for its premises, operations, contractual and automobile exposure.

The Government shall not be liable to the Participant or its Tenants, its employees, Community Reuse Organization (CRO) members, or agents for any consequential losses or damages such as loss of anticipated profits, interest, loss by reason of plant or facility shutdown or non-operation or increased expense of operation of any facility or any equipment.

b.       -Ail other terms and conditions remain unchanged.